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                                                                     EXHIBIT 3.3

                                    BYLAWS
                                       OF
                     ELECTRONIC PUBLISHING RESOURCES, INC.

                                   ARTICLE I
                                    OFFICES

     Section 1.  Business Offices. The principal office of the corporation shall
                 ----------------
be located in Bethesda, Maryland. The location of the principal office may be changed and the corporation may also have offices at such other places both within and without the State of Delaware and Maryland in each case as the board of directors may from time to time determine or as the business of the corporation may require.

     Section 2.  Registered Office. The registered price of the corporation
                 -----------------
shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed from time to time by the board of directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1.  Annual Meeting. An annual meeting of the shareholders shall be
                 --------------
held on the first Monday in the month of October in each year, or on such other date as may be determined by the board of directors, beginning with the year 1990, for the purpose of electing directors and for the transaction of such other business as properly may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholder's as soon thereafter as is convenient. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

     Section 2.  Special Meetings. Special meetings of the shareholders, for any
                 ----------------
purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board of directors or by the board of directors, and shall be called by the president at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at such meetings. Such request shall state the purpose or purposes of the proposed meeting.

     Section 3.  Places of Meeting. Each meeting of the shareholders shall be
                 -----------------
held at such place either within or outside Delaware or Maryland, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

     Section 4.  Fixing Date for Determination of Shareholders of Record. For
                 -------------------------------------------------------
the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for
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any other lawful action, the board of directors may fix, in advance, a date u the record date for any such determination of shareholders, which date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action, If no record date is fixed then the record date shall be: (a) for determining shareholders entitled to notice of or to vote at a meeting of shareholders the close of business on the day next preceding the day on which notice is given, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held; (b) for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, the day on which the first written consent is expressed; and (c) for determining shareholders for any other purpose the close of business on the day on which the board of directors adopts the resolution relating thereto, A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; prodded, however, that the board of directors may ix a new record date for the adjourned meeting.

     Section 5.  Notice of Meeting. Written notice stating the place, day and
                 -----------------
hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meets, unless otherwise required by applicable law, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 6.  Voting Lists. The officer who has charge of the stock books of
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the corporation shall prepare and make, at least 10 days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 7.  Proxies. Each shareholder entitled to vote at a meeting of
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shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder granting the proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

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     Section 8.   Quorum. Except as otherwise provided by applicable law or by
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the certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.

     Section 9.   Voting of Shares. Unless otherwise provided in the certificate
                  ----------------
of incorporation and subject to the provision of Section 4 of this Article, each shareholder shall be entitled to one vote for each share of capital stock held by such shareholder. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote.

     The affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the matter shall be the act of the shareholders, unless the matter is one upon which, by express provision of law, of the certificate of incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control voting on the matter.

     Section 10.  Voting of Shares by Certain Holders. Persons holding stock
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in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is finished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as sat forth in the General Corporation Law of the State of Delaware.

     Section 11.  Action Without a Meeting. Unless otherwise provided in the
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certificate of incorporation any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (which consent may be signed in counterparts). Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate or other document with any governmental body, if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of shareholders, that written consent has been given in accordance with the provisions of law and that written notice has been given as provided by law.

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     Section 12.  Conduct of Meeting. Meetings of shareholders shall be presided
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over by the chairman of the board or, if the chairman is not present by the chief executive officer or if the chief executive officer is not present by the president. If none of the foregoing is present, shareholder meetings shall be presided over by a chairman to be chosen by the shareholders entitled to vote who are present in person or by proxy at the meeting. The secretary of the corporation shall act as secretary of every meeting, but if the secretary is not present, the presiding officer of the meeting shall appoint a person present to act as secretary of the meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS

     Section 1.  General Powers. The business and affairs of the corporation
                 --------------
shall be managed by or under the direction of its board of directors, except as otherwise provided under applicable law or in the certificate of incorporation.

     Section 2.  Number, Tenure and Qualifications. The number of directors of
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the corporation shall be three. The number of directors may be increased or decreased from three to seven from time to time by resolution of the board of directors or by the shareholders. Directors shall be elected at each annual meeting of shareholders except as provided in Section 3 of this Article. Each director shall hold office until his successor shall have been elected and qualified or until his earlier death, resignation or removal. Directors need not be residents of Delaware, citizens of the United States or shareholders of the corporation. Directors shall be removable, either with or without cause, in the manner provided by applicable law.

     Section 3.  Vacancies. Any director may resign at any time by giving
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written notice to the corporation. A director's resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director or by the shareholders if there are no directors remaining, and a director so chosen shall hold office until the next annual selection and until his successor is duly elected and qualified, unless sooner displaced.

     If the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series then in office, or by the affirmative vote of two such directors if there are only two directors remaining of such class or classes or series, or by a sole remaining director so elected, or by the shareholders of such class or classes or series if there are no such directors remaining, and a director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor is duly elected and qualified, unless sooner displaced.

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     When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office including those who have so resigned, shall have the power to fill the vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section for the filling of other vacancies.

     Section 4.  Regular Meetings. A regular meeting of the board of directors
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shall be held immediately after and at the same place as the annual meeting of shareholders, or as soon as practicable thereafter at the time and place, either within or without Delaware or Maryland, determined by the board, for the purpose of electing officers and for the transaction of such other business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Delaware or Maryland, for the holding of additional regular meetings.

     Section 5.  Special Meetings. Special meetings of the board of directors
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may be called by or at the request of the chairman or any two directors. The person authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware or Maryland, as the place for holding any special meeting of the board of directors called by him.

     Section 6.  Notice. Notice of each meeting of the board of directors
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stating the place, day and hour of the meeting shall be given to each director at least five days prior thereto by the mailing of written notice by first class, certified or registered mail, or at least two days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, exert that in the case of a meeting to be held pursuant to Section 11 of this Article telephonic notice may be given one day prior thereto. (The method of notice need not be the same to each director) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum and Voting. If the number of directors of the
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corporation is less than three, a quorum for the transaction of any business at a meeting of the board of directors shall consist of the total number of directors fixed under Section 2 of this Article, present in person, and the vote of all of such directors shall be required to be the act of the board of directors. If the number of directors is three or more, a majority of the number of directors fixed under Section 2 of this Article, present in person, shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than a quorum is present at a meeting, the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy or power of attorney at any meeting of the board of directors.

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     Section 8.  Committees. The board of directors may, by one or more
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resolutions, designate one or more committees, each committee to consist of one or more of the directors of the corporation and such other persons as the board may designate. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors but subject to the limitations of applicable law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 9.  Executive Committee. The corporation shall have an executive
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committee responsible for evaluating and periodically reporting to the board of directors about the strategic activities and directions of the company. The executive committee will be comprised of the chairman of the board (who will chair the committee and be responsible for calling meetings), the chief executive officer (at the option of the chief executive officer), senior staff executives of the corporation selected by the chairman (other than executives having line operational responsibilities), any members of the board of directors (as requested by the chairman), and such persons other than employees of the corporation or board members approved by the board of directors or the chairman and the chief executive officer. The committee will hear reports from employees of the company and others, as requested by the chairman of the committee, and will prepare confidential reports for transmission to the members of the committee and the board of directors.

     Section 10.  Compensation. Unless otherwise restricted by the certificate
                  ------------
of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

     Section 11.  Action Without a Meeting. Any action required or permitted to
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be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if

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all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

     Section 12.  Meetings by Telephone. Unless otherwise restricted by the
                  ---------------------
certificate of incorporation, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

     Section 13.  Conduct of Meeting. Meetings of the board of directors shall
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be presided over by the chairman of the board or, if there is none, by a chairman chosen by the directors entitled to vote who are present in person at the meeting. The secretary of the corporation shall act as secretary at all meetings of the board of directors When present and, in his or her absence, the presiding officer may appoint a person to act as secretary.

                                   ARTICLE IV

                              OFFICERS AND AGENTS

     Section 1.  Number and Qualifications. The officers of the corporation
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shall be at least a president and a secretary. The board of directors may also elect or appoint such other officers, assistant officers, and agents, including a chairman of the board, a vice-chairman or vice-chairman of the board, a chief executive officer, a chief operating officer, one or more vice-presidents, a treasurer, a controller, assistant secretaries and assistant treasurers, as they may consider necessary. Any number of offices may be held by the same person.

     Section 2.  Election and Term of Office. The officers of the corporation
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shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient to the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

     Section 3.  Salaries. The salaries of the officers shall be as fixed from
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time to time by the board of directors and no other shall be prevented from receiving a salary by reason of the fact that he is also a director of the corporation.

     Section 4.  Removal. Any officer or agent elected or appointed by the board
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of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

     Section 5.  Vacancies. Any of officer may resign at any time, subject to
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any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the corporation. An officer's resignation shall take effect at the time stated therein; and

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unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise, shall be filled by the board of directors for the unexpired portion of the term.

     Section 6.  Authority and Duties of Officers. The officers of the
                 --------------------------------
corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be additionally specified by the board of directors or by these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

          (a) Chairman of the Board. The chairman of the board (i) may be the
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chief executive officer and/or president of the corporation and shall have primary general and active control of its affairs, business and property and general supervision of its officers, agents and employees; (ii) shall chair the executive committee of the corporation and preside at all meetings of the shareholders and the board of directors; (iii) shall have the responsibility of guiding the board of directors in effectively discharging its responsibilities, including, but not limited to, providing for the execution of the corporation's objectives; safeguarding and furthering shareholders' interests; and appraising the adequacy of overall results as reported by the chief executive officer and
(iv) shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors on matters within his or her knowledge which the interests of the corporation may require to be brought to the attention of the board of directors.

          (b) Chief Executive Officer. The chief executive officer, may be the
              -----------------------
president of the corporation, and, subject to the direction and supervision of the board of directors, shall: (i) have general and active control of the corporation's affairs, business and property and general supervision of its officers, agents and employees, except as reserved for the chairman of the board; (ii) in the absence of the chairman, and unless otherwise delegated in writing by the chairman to a vice chairman, preside at all meetings of the shareholders and the board of directors; and (iii) be a member of the executive committee; and (iv) have the general powers and duties of management vested in the office of chief executive officer by these bylaws and the board of directors.

          (c) President. The president, subject to the direction and supervision
              ---------
of the board of directors and the chief executive officer, shall perform all duties normally incident to the office of president of a corporation as from time to time may be assigned to him by these bylaws, the board of directors or the chief executive officer.

          (d) Vice-President. The vice-president, if any, (or if there is more
              --------------
than one then each vice-president) shall assist the chairman, chief executive officer and president and shall perform such duties as may be assigned to him by the chief executive officer, president or by the board of directors. The vice-president, if there is one (or if there is more than one then the vice-president designated by the board of directors or if there be no such designation, then the vice. presidents in order of their election) shall, at the request of the chief executive officer or president, or in their absence or inability or refuse to act, perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president.

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          (e) Secretary. The secretary shall: (i) record or cause to be recorded
              ---------
the proceedings of the meetings of the shareholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose;
(ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general perform all other duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

          (f) Treasurer. The treasurer shall (i) be the principal financial
              ---------
officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquaintances moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer president and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors, chief executive officer, or the president. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer. If there is no treasurer, these duties shall be performed by the secretary, chief executive officer president, chairman, or other person appointed by the board of directors.

     Section 7.  Surety Bonds. The board of directors may require any officer or
                 ------------
agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE V

                                     STOCK

     Section 1.  Issuance of Shares. The issuance or sale by the corporation of
                 ------------------
any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by applicable law.

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     Section 2.  Certificates. Every holder of stock in the corporation shall be
                 ------------
entitled to have a certificate signed by, or in the name of the corporation by, the chairman or a vice-chairman of the board of directors, or the chief executive officer, president or a vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.
Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect, as if he were such officers transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

     Section 3.  Payment for Shares. Shares shall be issued for such
                 ------------------
consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration shall be paid in such form and in such manner as the directors shall determine. In the absence of actual fraud in the transaction the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock issued by the corporation shall be doomed to be fully paid and non-assessable stock if: (a) the entire amount of the consideration has been received by the corporation in the form of cash, services rendered, personal property, leases of real property or a combination thereof or
(b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in such form and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares pursuant to applicable law.

     Section 4.  Lost Certificates. In case of the alleged loss, destruction or
                 -----------------
mutilation of a certificate of stock the board of directors my direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine before issuing a new certificate.

     Section 5.  Transfer of Shares. Upon surrender to the corporation or to a
                 ------------------
transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in the stock books.

     Section 6.  Registered Shareholders. The corporation shall be entitled to
                 -----------------------
recognize the exclusive right of a person registered as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

     Section 7.  Transfer Agents, Registrars, and Paying Agents. The board of
                 ----------------------------------------------
directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located within or outside Delaware or Maryland. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 1.  Definitions. For purposes of this Article, the following terms
                 -----------
shall have the meanings set forth below:

          (a)  "Action" means any threatened, pending or completed action, suit
                ------
or proceeding, whether civil, criminal, administrative, arbitrative or investigative;

          (b)  "Derivative Action" means any Action by or in the right of the
                -----------------
corporation to procure a judgement in its favor;

          (c)  "Third Party Action" means any Action other than a Derivative
                ------------------
Action;

          (d)  "Indemnified Party" means any person who is or was a party or is
                -----------------
threatened to be made a party to any Action by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary; and

          (e)  "Corporation" means in addition to the corporation and any
                -----------
resulting corporation, each constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, fiduciaries or agents, so that any person who is or was a director, officer, employees, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 2. Third Party Actions. The corporation shall indemnify any
                -------------------
Indemnified Party against expenses (including attorneys' fees) judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by him in connection with any Third Party Action if, as determined pursuant to Section 5 of this Article, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Action, had no reasonable cause to believe his conduct was unlawful. The termination of any Third Party Action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create either a presumption that the indemnified Party did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the beat interests of the corporation or, with respect to any criminal Action a presumption that the Indemnified Party had reasonable cause to believe that his conduct was unlawful.

     Section 3. Derivative Actions. The corporation shall indemnify any
                ------------------
Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 5 of this Article, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person is or has been adjudged to be liable to the corporation unless and only to the extent that the court of Chancery or court in which such Action was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court deems proper. If any claim that may be made by or in the right of the corporation against any person who may seek indemnification under this Article is joined with any claim by any other party agent such person in a single Action, the claim by or in the right of the corporation (and all expenses related thereto) shall nevertheless be deemed the subject of a separate and distinct Derivative Action for purposes of this Article.

     Section 4. Success on Merits or Otherwise. If and to the extent that
                ------------------------------
any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Section 2 or 3 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any determination that he has met the applicable standards of conduct set forth in Section 2 or 3 of this Article.

     Section 5. Determination. Except as provided in Section 4 of this Article,
                -------------
any indemnification under Section 2 or 3 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination that indemnification of the Indemnified Party is proper in the circumstances because he has met the applicable standards of conduct set forth in said Section 2 or 3. Any indemnification under Section 4 of this Article (unless ordered by a court) shell be made by the corporation only upon a determination by the corporation of the extent to which the Indemnified Party has been or would have been successful on the Merits or otherwise. Any such determination shall be made (a) by a majority vote of a quorum of the whole board of directors consisting of directors who are not or were not parties to the subject Action or (b) upon the request of a majority of the directors who are not or were not parties to such Action, or if there be none, upon the request of a majority of a quorum of the whole board of directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporate affairs) in a written opinion, or (c) by the shareholders of the corporation at a meeting called for such purpose.

     Section 6. Payment in Advance. Expenses (including attorneys' fees) or
                ------------------
some part thereof incurred by an Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation as provided in Section 5 of this Article; provided that no such payment may be made unless the corporation shall have first received a written undertaking by or on behalf of the Indemnified Party to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

     Section 7.  Other Indemnification. The indemnification and advancement of
                 ---------------------
expenses provided by, or granted pursuant to, the other subsections, of this Article shall not be deemed exclusive of any other rights to which any Indemnified Party or other person seeking any agreement, bylaw (including without limitation any other or further Section or provision of this Article), vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 8.  Period of Indemnification. Any indemnification pursuant to this
                 -------------------------
Article shall be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any Indemnified Party who has ceased to be a director, officer, employee, fiduciary or agent of the corporation or, at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such indemnified Party. The repeal or amendment of this Article shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power, of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

     Section 9.  Insurance. By action of the board of directors, notwithstanding
                 ---------
any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him and incurred by him in his capacity of or arising out of his status as an Indemnified party, whether or not the corporation would have the power to indemnify against such liability under applicable provisions of law.

     Section 10. Right to Impose Conditions to Indemnification. The corporation
                 ---------------------------------------------
shall have the right to impose, as conditions to any indemnification provided or permitted in this Article, such reasonable requirements and conditions as to the board of directors or shareholders may appear appropriate in each specific case and circumstances, including but not limited to any one or more of the following: (a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 1.  Waivers of Notice. Whenever notice is required to be given by
                 -----------------
law, by the certificate of incorporation or by these bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a shareholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

     Section 2.  Presumption of Assent. A director or shareholder of the
                 ---------------------
corporation who is present at a meeting of the board of directors or shareholders at which action of any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or shareholder who voted in favor of such action.

     Section 3.  Voting of Securities by the Corporation. Unless otherwise
                 ---------------------------------------
provided by resolution of the board of directors, on behalf of the corporation the president or any vice-president shall attend in person or by substitute appointed by him, or shall execute written instruments appointing a proxy or proxies to representing the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

     Section 4.  Contracts. The board of director may authorize one or more
                 ---------
officers, agents or attorneys-in-fact in the name and on behalf of the corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, agreements and other obligations or instruments of any nature and such authority may be general or confined to specific instances.

     Section 5. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organization and the words "Seal, Delaware".

     Section 6.  Fiscal Year. The fiscal year of the corporation shall be as
                 -----------
established by the board of directors.

     Section 7.  Applicable Law. If these bylaws are inconsistent with
                 --------------
applicable law, that law shall control and govern.

     Section 8.  Amendments. Except as limited by applicable law, these bylaws
                 ----------
may be amended or repealed and new bylaws adopted only by the shareholders entitled to vote.